EXHIBIT 99.1

AGREEMENT REGARDING JOINT FILING
OF STATEMENTS ON SCHEDULE 13D

     This Agreement Regarding Joint Filing of Statements on Schedule 13D dated as of August 18, 2003 (the “Agreement”) will confirm the agreement by and between the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to the beneficial ownership by the undersigned of the shares of Common Stock of Peregrine Systems, Inc., a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended.

     The undersigned further agree that each party hereto retains responsibility, as required by the Securities and Exchange Commission’s regulations, for the timely filing of any and all Schedules 13D and any amendments thereto and for the completeness and accuracy of the information concerning such party. Each of the undersigned is not responsible, however, for the completeness and accuracy of the information concerning the other party hereto, unless such party knows or has reason to believe that such information is inaccurate.

     The undersigned further agree that this Agreement shall be included as an exhibit to such joint filing.

     Each of the undersigned disclaims the existence of a “group” with any other party, and as between any and all entities which may beneficially own directly the securities which may be reported in one or more Schedules 13D pursuant hereto, except as otherwise expressly stated in such Schedules.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the undersigned has hereto signed his or her name as of the date first written above.

RH Capital Associates LLC

By: /s/ Robert Horwitz
Name: Robert Horwitz Its: Managing Member

/s/ Robert Horwitz Name: Robert Horwitz

RH Capital Associates Number One, L.P.

By: RH Capital Associates LLC, its General Partner

By: /s/ Robert Horwitz
Name: Robert Horwitz Its: Managing Member

Cragswood Ltd.

By: RH Capital Associates LLC, its Investment Advisor

By: /s/ Robert Horwitz
Name: Robert Horwitz Its: Managing Member